7780-PTB PERFORMANCE TRIGGER WITH BUFFER CREDITING METHOD Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company" or "Jackson®". This crediting method endorsement is made a part of the Contract to which it is attached and is effective on the Issue Date. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: "BUFFER. The Buffer is an Index Adjustment Factor. The Buffer is the allowable decrease in index price before a negative Index Adjustment is credited to the Index Account Option value at the end of the Index Account Option term, expressed as a percentage. Withdrawals taken prior to the end of the Index Account Option term will reduce the Index Account Option value in the same proportion that the Interim Value was reduced on the date of the withdrawal. The Interim Value uses a prorated Buffer based on the elapsed portion of the Index Account Option term and the Interim Value Proration Factor (IVPF). If elected, the Buffer percentage(s) applicable on Your Contract Issue Date is shown in the Supplemental Contract Data Pages. PERFORMANCE TRIGGER RATE (PTR). The PTR is an Index Adjustment Factor. The PTR is the positive Index Adjustment that will be credited to the Index Account Option at the end of each Index Account Option term if the performance criteria are met, expressed as a percentage. The PTR is declared at the beginning of the Index Account Option term. Withdrawals taken prior to the end of the Index Account Option term will reduce the Index Account Option value in the same proportion that the Interim Value was reduced on the date of the withdrawal. The Interim Value uses a prorated PTR based on the elapsed portion of the Index Account Option term and the IVPF. If elected, the PTR(s) applicable on Your Contract Issue Date is shown in the Supplemental Contract Data Pages. PERFORMANCE TRIGGER WITH BUFFER CREDITING METHOD. The Performance Trigger with Buffer Crediting Method credits an Index Adjustment to the Index Account Option value at the end of the Index Account Option term based on the following Index performance criteria. When the Index performance is positive or zero, it will result in a positive Interest Adjustment equal to the full Performance Trigger Rate. When the Index performance is negative but not in excess of the Buffer percentage, the Index Adjustment will be zero. Negative Index performance in excess of the Buffer percentage will result in a negative Index Adjustment. INTERIM VALUE PRORATION FACTOR (IVPF). The percentage applied to the prorated Index Adjustment Factors in the calculation of Interim Value. The IVPF is guaranteed to equal 100% during the Interim Value Proration Factor Term, as shown on the Supplemental Contract Data Pages. Thereafter the IVPF will be declared annually on the Contract Anniversary. The IVPF for this Crediting Method will be determined by the Company on a non-discriminatory basis. The IVPF will be effective at the beginning of each Index Account Option term. The IVPF does not apply on the Index Account Option Term Anniversary and does not affect Index Adjustment (IA) on the Index Account Option Term Anniversary." ENDORSEMENT

7780-PTB 2 2) The following language is added to the CONTRACT OPTION PROVISIONS of the Contract. "Index-linked returns do not include the portion of returns generated by the underlying Index that come from dividends. The Index Adjustment Factors used in determining the Index Adjustment are not guaranteed and can be changed by the Company, subject to the guarantees in the Supplemental Contract Data pages and any such changes can affect the Index Adjustment. The Index Adjustment is determined as follows: Performance Trigger with Buffer IA = IF Pe– Pb >= 0, THEN = IAOV x PTR, IF Pe– Pb < 0, THEN = IAOV x MINIMUM [(Pe– Pb) / Pb + B, 0] During the Index Account Option term: The Index Account Option value will be equal to the Interim Value. The Index Adjustment to the Interim Value will be calculated according to the preceding formula using the following definitions: Pb = the Index price at the beginning of the Index Account Option term. Pe = the Index price on the date the Interim Value is calculated. IAOV = the greater of the Index Account Option value at the beginning of the Index Account Option term, reduced for any gross partial withdrawals in the same proportion that the Interim Value was reduced on the date of the withdrawal, or zero. PTR = ( Number of Days in Term elapsed 365 × Term Years ) × the PTR declared at the beginning of the Index Account Option term x IVPF. B = ( Number of Days in Term elapsed 365 × Term Years ) × the Buffer declared at the beginning of the Index Account Option term x IVPF. IVPF = the Interim Value Proration Factor declared at the beginning of the Index Account Option term. The Index Adjustment will be calculated by the Company based on the closing price of the Index on the date the Interim Value is calculated.

7780-PTB 3 Index Account Option Term Anniversary: The Index Adjustment to the Index Account Option value will be calculated according to the preceding formula using the following definitions: Pb = the Index price at the beginning of the Index Account Option term. Pe = the Index price on the Index Account Option Term Anniversary. IAOV = the greater of the Index Account Option value at the beginning of the Index Account Option term, reduced for any gross partial withdrawals in the same proportion that the Interim Value was reduced on the date of the withdrawal, or zero. PTR = the PTR declared at the beginning of the Index Account Option term. B = the Buffer declared at the beginning of the Index Account Option term. The Index Adjustment will be calculated by the Company based on the closing price of the Index for the applicable Index Account Option Term Anniversary." Signed for the Jackson National Life Insurance Company President